UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2017

Date of Report (Date of earliest event reported)

ODYSSEY GROUP INERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

333-200785

(Commission File Number)

Nevada	20-3925307
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4262 Blue Diamond Road, Suite 102-281 Las Vegas, Nevada 89139	92705
(Address of principal executive offices)	(Zip Code)

702-751-1418

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Odyssey Group International, Inc. (the “Company”) appointed Joseph Michael Redmond as the new President and Chief Executive Officer of the Company, effective December 1, 2017. He will also become a member of the Board of Directors of the Company (the “Board”). Mr. Redmond, has over thirty years experience in the medical device and biotech markets. He has led commercial teams in three different medical device and specialty pharmaceutical companies. Most recently he was CEO at Parallax Health Sciences, where he spearheaded the acquisition of two companies and in-licensed proprietary technologies related to medical devices.

In connection with his appointment, the Company and Mr. Redmond have entered into a written employment agreement (the “Agreement”) for an initial three year term, which provides for the following compensation terms for Mr. Redmond. Pursuant to the Employment Agreement, Mr. Redmond will initially receive a base salary of $120,000 per year, subject to increases after certain Company milestones are obtained as noted in the Agreement. Mr. Redmond is eligible to participate in the Company’s performance based cash incentive bonus program. Mr. Redmond also received the right to purchase restricted common stock as well as options to purchase common stock of the Company pursuant to vesting upon achieving certain Company milestones as noted in the Agreement.

In addition, the Agreement provides for certain payments and benefits in the event of a termination of his employment under specific circumstances. If, during the term of the Agreement, his employment is terminated by the Company other than for “cause,” death or disability (each as defined in his agreement), he would be entitled to continuation of his base salary at the rate in effect immediately prior to the termination date for 18 months following the termination date.

Mr. Redmond has also agreed to customary restrictions with respect to the disclosure and use of the Company’s confidential information, and has agreed that work product or inventions developed or conceived by him while employed with the Company relating to its business is the Company’s property.

In connection with Mr. Redmond’s appointment, Steve Miller will step down as the President of the Company, effective December 1, 2017.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Employment Agreement by and between Odyssey Group International, Inc. and Joseph Michael Redmond, dated December 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY GROUP INTERNATIONAL, INC.

Date: December 22, 2017	By:	/s/ James Short
Name: James Short
Title: Chief Financial Officer